Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Metalline Mining Company of our reports dated January 13, 2011 relating to the audits of the consolidated financial statements, and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Metalline Mining Company for the years ended October 31, 2010 and 2009.

/s/  HEIN & ASSOCIATES LLP
HEIN & ASSOCIATES LLP

Denver, Colorado
March 11, 2011